UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

April 23, 2008

EXTREME NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3585 Monroe Street

Santa Clara, California 95051

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On April 23, 2008, Extreme Networks, Inc. issued a press release announcing its financial results for the fiscal quarter ended March 30, 2008 and held a conference call regarding those results.

The press release as originally issued on April 23, 2008 contained an error in the condensed consolidated statement of operations regarding the number of shares in the diluted per share calculation for the nine months ended March 30, 2008. The number of shares as originally presented in the issued condensed statement of operations was 115,233,000. The number of shares that should have been presented in the condensed statement of operations is 115,685,000. We have corrected the number of shares in the attached condensed statement of operations. This share correction does not affect the originally reported diluted net income (loss) per share of $0.07.

Copies of the press release, as amended, and a transcript of the conference call relating to the financial results for the fiscal quarter ended March 30, 2008, are attached hereto as Exhibit 99.1 and 99.2, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated April 23, 2008, as amended, announcing the financial results of Extreme Networks, Inc. for the fiscal quarter ended March 30, 2008.

99.2	Transcript of earnings call, held on April 23, 2008, relating to the financial results of Extreme Networks, Inc. for the fiscal quarter ended March 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2008

EXTREME NETWORKS, INC.

By:	/s/ Karen M. Rogge
Karen M. Rogge
Senior Vice President and Chief Financial Officer

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